As filed with the Securities and Exchange Commission on July 6, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SRX Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-4284557
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 US Highway 1, North Palm Beach, Florida	33408
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED 2019 INCENTIVE AWARD PLAN

(Full title of the plan)

Kent Cunningham

Chief Executive Officer

801 US Highway 1

North Palm Beach, FL, 33408

(212) 896-1254

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Louis Lombardo, Esq.

Meister Seelig & Schuster PLLC

125 Park Avenue, 7th Floor

New York, New York 10017

Tel: (212) 655-3500

Fax: (212) 655-3535

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒	Smaller reporting company	☒	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the registrant on Form S-8 relating to the same employee benefit plan is effective.

The registrant previously registered shares of its common stock, par value $0.001 per share (“Common Stock”) for issuance under the Amended and Restated 2019 Incentive Award Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 16, 2021 (File No. 333- 257986), a Registration Statement on Form S-8 filed with the Commission on January 25, 2022 (File No. 333- 262340) and a Registration Statement on Form S-8 filed with the Commission on January 18, 2024 (File No. 333-276593). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

EXHIBITS INDEX

Exhibit Number	Exhibit Description
5.1*	Opinion of Meister Seelig & Schuster PLLC

23.1*	Consent of Meister Seelig & Schuster PLLC (included in Exhibit 5.1)

23.2*	Consent of Davidson and Company LLP

24.1*	Power of Attorney (included on signature page to this Registration Statement)

99.1	Amended and Restated 2019 Incentive Award Plan (incorporated by reference to Exhibit 10.19 to the Annual Report on Form 10-K filed on May 4, 2020)

99.2	Form of 2019 Incentive Award Plan Stock Option Agreement (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 filed on October 28, 2019)

99.3*	Amendment to 2019 Incentive Award Plan

107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of North Palm Beach, State of Florida on July 6, 2026.

SRX GLOBAL INC.

Date: July 6, 2026	By:	/s/ CAROLINA MARTINEZ
Carolina Martinez
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carolina Martinez his/her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his/her substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date
/S/ KENT CUNNINGHAM	Chief Executive Officer	July 6, 2026
Kent Cunningham	(Principal Executive Officer)

/S/ CAROLINA MARTINEZ	Chief Financial Officer	July 6, 2026
Carolina Martinez	(Principal Financial and Accounting Officer)

/s/ MICHAEL YOUNG	Director	July 6, 2026
Michael Young

/s/ JOSHUA A. EPSTEIN	Director	July 6, 2026
Joshua A. Epstein

/s/ SIMON CONWAY	Director	July 6, 2026
Simon Conway

/s/ SAMMMY DORF	Director	July 6, 2026
Sammy Dorf